FOR FURTHER INFORMATION AT THE COMPANY:
Karen J. Dearing
Chief Financial Officer
(248) 208-2500

Sun Communities, Inc. Announces Execution of Acquisition Agreement

Southfield, MI, October 9, 2012 - Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates manufactured housing and recreational vehicle communities, today announced that, on October 3, 2012, it has entered into a purchase agreement with Rudgate Silver Springs Company, L.L.C., Rudgate West Company Limited Partnership, Rudgate East Company Limited Partnership, Rudgate East Company II Partnership, and Rudgate Hunters Crossing, LLC (the “Sellers”) to acquire four manufactured housing communities for an aggregate purchase price of $70.8 million, including the assumption of $15.7 million of debt with the balance paid in cash. The four communities, which are located in Eastern Michigan, are comprised of 1,996 manufactured housing sites. The closing of this transaction is subject to customary closing conditions, including the consent of the existing lenders, and this transaction is expected to close in November 2012.

The Company will also be providing $14.8 million of mezzanine financing subordinated to $45.9 million of third-party senior debt for two additional manufactured housing communities owned by Rudgate Village Company Limited Partnership, Rudgate Clinton Company Limited Partnership and Rudgate Clinton Estates L.L.C. The Company will also enter into management agreements under which it will manage these two communities. The two communities, which are located in Eastern Michigan, are comprised of 1,598 manufactured housing sites.

“We are pleased to announce the execution of agreements to purchase four high-quality communities and to separately finance and manage two other high-quality communities located in one of our strongest growth markets. These communities fit into our strategy by providing growth through occupancy gains and the ability to bring rents to market levels near term. We anticipate closing these transactions, subject to final approval of debt assumption from the lender, within the next 60 days,” said Gary A. Shiffman, Chairman and Chief Executive Officer.

Sun Communities, Inc. is a REIT that currently owns and operates a portfolio of 164 communities comprising approximately 57,100 developed sites.

For more information about Sun Communities, Inc.
visit our website at www.suncommunities.com

Forward Looking Statements

This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as "will," "may," "could," "expect," "anticipate," "believes," "intends," "should," "plans," "estimates," "approximate", "guidance" and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.
These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those risks and uncertainties referenced under the headings entitled "Risk Factors" contained in our Form 10-K for the year ended December 31, 2011, and the Company's other periodic filings with the Securities and Exchange Commission.
The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company's assumptions, expectations of future events, or trends.